Exhibit 99.1

Investor Contact:  Larry Kromidas
(618) 258-3206

News
Olin Corporation, 190 Carondelet Plaza, Suite 1530, Clayton, MO 63105-3443

FOR IMMEDIATE RELEASE

Olin to Present at Bank of America’s BASics / Industrials Conference

Clayton, MO, April 25, 2008 – Olin Corporation’s (NYSE: OLN) senior management will present at the Bank of America BASics / Industrials Conference in New York City, New York on Wednesday, May 7, 2008 at 9:20 am Eastern Time.

Copies of the presentation slides for the conference will be available the evening prior to the presentation to all investors, news media and the general public on Olin’s web site www.olin.com in the Investors section under Investor Presentations.

Olin Corporation is a manufacturer concentrated in two business segments:  Chlor Alkali Products and Winchester.  Chlor Alkali Products manufactures chlorine and caustic soda, sodium hydrosulfite, hydrochloric acid, hydrogen, sodium chlorate, potassium hydroxide and bleach products.  Winchester products include sporting ammunition, reloading components, small caliber military ammunition and components, and industrial cartridges.

2008-10